CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated December 23, 2008, with respect to the financial statements of Nuveen Municipal High Income Opportunity Fund 2 in the Registration Statement (Form N-2) and related prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-159616).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

October 19, 2009